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                                 EXHIBIT 2

                    NONQUALIFIED STOCK OPTION AGREEMENT

     Nonqualified Stock Option Agreement (the "Agreement") dated as of the 31st day of May, 1996, by and between HYDRON TECHNOLOGIES, INC., a New York corporation (the "Company") with its executive offices at 1001 Yamato Road, Suite 403, Boca Raton, Florida 33431 and DTR ASSOCIATES LIMITED PARTNERSHIP (the "Option Holder"), a Massachusetts limited partnership at with its principal place of business at 3 Tech Circle, Natick, Massachusetts 01760.

                           W I T N E S S E T H :

     Whereas, as a part of a series of transactions relating to a modification of the relationship among the Company, QVC, Inc. and the Option Holder, the Board of Directors of the Company (the "Board") has determined that it is in the best interest of the Company to grant a nonqualified option to the Option Holder to purchase shares of the Company's Common Stock;

     Whereas, this Nonqualified Stock Option Agreement is being executed simultaneously with the execution and delivery of a series of other agreements, documents and instruments to effectuate the aforementioned transactions; and

     Whereas, the option granted hereby is not intended to qualify either as an "incentive stock option" under Section 422A of the Internal Revenue Code of 1986, as amended or to be granted under any stock option plan of the Company.

     NOW, THEREFORE, in consideration of the mutual covenants conditions and promises contained herein, the parties hereto hereby agree as follows:

     1. Grant of Option. The Company hereby grants to the Option Holder the right and option to purchase on the terms and conditions hereinafter set forth, all or any part of an aggregate of 1,500,000 shares (the "Shares") of Common Stock, $.01 par value per share (the "Common Stock"), at the purchase price equal to $.01 per share, exercisable at any time and from time to time in accordance with the provisions of this Agreement, expiring at 5:00, New York City time, on May 31, 2001 (the "Option").

     2. Method of Exercise. Each exercise of this Option shall be by means of a notice of exercise delivered to the Company: (i) containing the written statement set forth in Exhibit A hereof, (ii) specifying the number of Shares to be purchased and (iii) accompanied by payment to the Company of the full purchase price of the Shares to be purchased either by cash or check payable to the order of the Company. Notwithstanding anything to the contrary contained herein, in no event shall this Option be exercised for the lesser of 500,000 Shares or the then number of Shares remaining to be issued upon proper exercise of this Option if less than 500,000 Shares, and no fractional Shares will be issued upon exercise of this Option.


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     3.   Issuance of Shares.  The Option Holder hereby warrants and represents to, and covenants and agrees with, the Company as follows.

     (a) Unless the Shares have been registered under Section 5 of the Securities Act of 1933, as amended (the "Act") for resale to the public;

          (i) the Shares issuable upon exercise of this Option are being purchased for the Option Holder's own account for investment only, and not with a view toward the distribution or resale to others;

          (ii) the Option Holder has been advised and is aware that (k) it may be impossible to readily liquidate this investment, and (ii) the Option Holder must bear the economic risk of this investment in the Shares for an indefinite period of time because the Shares have not been registered under Section 5 of the Act, and therefore, cannot be sold unless they are subsequently registered under the Act or an exemption from such registration is available; and

          (iii) the Option Holder understands that the Company has no obligation to register the Shares, except as expressly set forth herein.

     (b) Prior to the issuance of any Shares, the Option Holder shall provide to the Company the written Option Exercise Form, a copy of which is annexed hereto as Exhibit A.

     4.   Registration Rights.

     (a) The Company covenants and agrees with the Option Holder to register the Shares under Section 5 of the Act for resale to the public by the preparation and filing of a registration statement with the Securities and Exchange Commission, and to have such registration statement declared effective not later than the close of business on November 19, 1996. Notwithstanding the foregoing, the Company shall not be liable for any and all fees and expenses incurred, if any, by the Option Holder for the fees and expenses of attorneys or other representatives of the Option Holder, or for any selling or brokerage commissions, if any, incurred in connection with the registration and sale to the public of the Shares. The Company further covenants and agrees with the Option Holder to use its best efforts to have such registration statement declared effective, maintained effective for the shorter of three (3) years thereafter.

     (b) In the event such registration statement is not declared effective prior to the close of business on November 19, 196, then in such event and as the sole remedy for and in full satisfaction of any and all claims for the failure to have the Shares registered for resale to the public, the Company agrees to pay to Option Holder the sum of $637,500, which shall be used immediately and solely to exercise the outstanding

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Option held by the Option Holder dated March 9, 1992, as amended, and to thereby purchase 212,500 shares underlying such Option.

     5. Restrictions Upon Sale. The Option Holder shall not sell into the public market more Shares than the volume that would be permissible for sales of restricted or affiliate shares under Rule 144 promulgated under Act.

     6. No Transfer. This Option and the rights and privileges granted hereby shall not be transferred, assigned, pledged or hypothecated in any way, whether by operation of the law, or otherwise, except by will or the laws of descent and distribution. Upon any attempt to so transfer, assign, pledge, hypothecate or otherwise dispose of this Option or any right or privileges granted hereby contrary to the provisions hereof, this Option and all rights and privileges contained herein shall immediately become null and void and of no further force and effect.

     7.   Adjustments.

     (a) If the outstanding shares of the Common Stock are increased, decreased, changed into, or exchanged for a different number or kind of Shares or securities of the Company through reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or the like, an appropriate and proportionate adjustment shall be made in the number and kind of securities receivable upon the exercise of this Option, without change in the total price applicable to the unexercised portion of this Option but with a corresponding adjustment in the price for each unit of any security covered by this Option.

     (b) Upon the dissolution or liquidation of the Company, or upon a reorganization, merger or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation, or upon the sale of substantially all of the assets of the Company, the Board shall provide in writing in connection with such transaction for one or more of the following alternatives, separately or in combination: (i) the assumption by the successor entity of the Options theretofore granted or the substitution by such entity for such Options of new Options covering the stock of the successor entity, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices; or (ii) the continuance of the Agreement by such successor entity in which this Option shall remain in full force and effect under the terms so provided.

     (c) Any adjustments under this paragraph no. 7 shall be made by the Board, whose good faith determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive.


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     8.   No Stockholder Rights; Proxy for the Shares.

     (a) Neither the Option Holder nor any other person legally entitled to exercise this Option shall be entitled to any of the rights or privileges of a stockholder of the Company with respect to any Shares issuable upon any exercise of this Option, unless and until a certificate or certificates representing such Shares shall have actually be issued and delivered to the Option Holder.

     (b) The Option Holder hereby grants to Harvey Tauman, the Chairman of the board, Chief Executive Officer and President of the Company, in his individual capacity, an irrevocable proxy to vote the Shares in any and all matters in the discretion of Harvey Tauman. This proxy shall lapse as to such Shares that are sold to an unaffiliated third party upon the consummation of such sale.

     9. Standstill. Option Holder hereby covenants and agrees with the Company that without the prior written consent of the Company, which may in its absolute discretion be withheld, it shall not

     (a) acquire, offer to acquire, or agree to acquire, directly or indirectly, by purchase or otherwise, beneficial ownership of any Voting Securities (including, without limitation, non-Voting Securities convertible into or with appertaining rights to acquire Voting Securities), of the Company; or

     (b) make, or in any way participate, directly or indirectly, in any Solicitation of Proxies to vote, or seek to advise or influence any person, entity or Group with respect to the voting of, any Voting Securities of the Company, or initiate or propose any stockholder proposal with respect to the Company described in Rule 14a-8 promulgated under the Exchange Act; or

     (c) form, join or in any way participate in, or in any manner provide any form of assistance to, a Group with respect to any Voting Securities of the Company; or

     (d) otherwise act, alone or in concert with others, to seek to, or assist or encourage any other person, entity or Group in seeking to, control or influence the management, board of directors or policies of the Company or propose or effect any form of business combination with the Company or any of its Affiliates or any restructuring, recapitalization or similar transaction with respect to the Company or any of its Affiliates.

     (e) The terms "Affiliate" and "Associate" shall mean any present or future Affiliate or Associate within the meaning of Rule 12b-2 promulgated under the Exchange Act; the term "Common Stock" shall mean Company's Common Stock, $.01 par value per share; the term "Group" means a Group within the meaning of Section 13(d) of the Exchange Act; the term "Voting Securities" shall mean Company's Common Stock, and any other securities of Company entitling the holder to vote for the election of directors of the Company;

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the term "Exchange Act" shall mean the Securities Exchange Act of 1934; and
the terms "Solicitation" and "Proxies" shall have the meanings used in the proxy rules of the Securities and Exchange Commission under the Exchange Act.

     10. No Waiver. The failure of any of the parties hereto to enforce any provision hereof on any occasion shall not be deemed to be a waiver of any preceding or succeeding breach of such provision or any other provision.

     11. Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties hereto and no amendment, modification or waiver of any provision herein shall be effective unless in writing, executed by the party charged therewith.

     12. Governing Law. This Agreement shall be construed, interpreted and enforced in accordance with and shall be governed by the laws of the State of New York without regard to the principles of conflicts of laws.

     13. Binding Effect. This Agreement shall bind and inure to the benefit of the parties, their successors and assigns.

     14. Assignment. Except as set forth in paragraph no.7(b) hereof, this Agreement may not be assigned by the parties hereto, and any attempted assignment hereof shall be void and of no effect.

     15. Paragraph Headings. The paragraph headings herein have been inserted for convenience of reference only, and shall in no way modify or restrict any of the terms or provisions hereof.

     16. Notices. Any notice or other communication under the provisions of this Agreement shall be in writing, and shall be given by postage prepaid, registered or certified mail, return receipt requested; by hand delivery with an acknowledgement copy requested; or by the Express Mail service offered by the United States Post Office or any reputable overnight delivery service, directed to the addresses set forth above, or to any new address of which any party hereto shall have informed the others by the giving of notice in the manner provided herein. Such notice or communication shall be effective, if sent by postage prepaid, registered or certified mail, return receipt requested, three (3) days after it is mailed within the continental United States; if sent by Express Mail or any reputable overnight delivery service, one (1) day after it is forwarded; or by hand delivery, upon receipt.

     17. Unenforceability; Severability. If any provision of this Agreement is found to be void or unenforceable by a court of competent jurisdiction, then the remaining provisions of this Agreement, shall, nevertheless, be binding upon the parties with the same force and effect as though the unenforceable part had been severed and deleted.

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     18.  Broker's Fees.  No party has incurred nor will incur any liability for brokerage fees or agents' commissions in connection with the transactions contemplated hereby, and all parties warrant that no agent or broker was instrumental in consummating this transaction so as to earn any such fee.

     19. Counterparts. This Agreement may be executed in counterparts, all of which shall be deemed to be duplicate originals.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the date above written.

                         HYDRON TECHNOLOGIES, INC.

                         by:  /s/  Harvey Tauman, President
                              __________________________________
                              Harvey Tauman, President


                         DTR ASSOCIATES LIMITED PARTNERSHIP

                         by:  /s/  Victor N. Grillo, President
                              __________________________________
                              Victor Grillo, President of
                              the General Partner






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                     EXHIBIT A -- OPTION EXERCISE FORM


                              Date:________, 199___

Hydron Technologies, Inc.
1001 Yamato Road, Suite 403
Boca Raton, Florida 33431
Att.: President

          Re: Option Exercise

Gentlemen:

     The undersigned ("Option Holder") hereby exercises the Nonqualified Stock Option Agreement dated as of May 31, 1996 (the "Agreement") and hereby subscribes to purchase _______ shares (the "Shares") of common stock, $.01 par value per share, of Hydron Technologies, Inc. ("Company") at the exercise price of $.01 per share. As payment for such exercise, the Option Holder hereby tenders the sum of $_______________.

     In accordance with the terms of paragraph no. 3 of the Agreement, and in order to induce you to issue the Shares, the Option Holder hereby represents and warrants to the Company as follows:

     1. The Option Holder has had the opportunity to as questions of, and receive answers from, the Company concerning the business and financial condition of the Company; (ii) the Option Holder has had the opportunity to review all reports filed by the Company pursuant to Section 13 of the Securities Exchange Act of 1934 during the fiscal year of the Company prior to the date of the exercise of this Option; (iii) no warranties or representations have been made to the Option Holder by any officer, director, employee or agent of the Company; (iv) the Option Holder has evaluated the risks of purchasing the Shares; (v) the Option Holder has determined that the purchase of the Shares is a suitable investment; (vi) the Option Holder has adequate financial resources for an investment of such character; (vii) the Option Holder alone or with the Option Holder's representative, has such knowledge and experience in financial and business matters that the Option Holder is capable of evaluating the merits and risks of the purchase of the Shares; and (viii) the warranties and representations made herein by the Option Holder are accurate, true and correct, and may be relied upon by the Company in connection with the issuance of the Shares hereunder to the Option Holder.

     2. If the Shares have been registered under Section 5 of the Securities Act of 1933, as amended (the "Act") for resale to the public,

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then the Option Holder requests that certificates for such shares be issued in the name of one or more parties other than the Option Holder, as follows:

                  _______________________________________
                  (Please type or print name and address)
                  _______________________________________
                  _______________________________________
                  _______________________________________
               (Social Security or tax identification number)

                              and delivered to

                  _______________________________________
                  _______________________________________
                  _______________________________________
                  (Please type or print name and address)

and, if such number of Options shall not be all the Options evidenced by this Agreement, that a new Agreement for the balance of such Options be registered in the name of, and delivered to, the Option Holder at the address stated below.

                         Very truly yours,

                         DTR ASSOCIATES LIMITED PARTNERSHIP

                         by: ______________________________
                             Victor Grillo, President of
                             the General Partner

                         Address:  3 Tech Circle
                         Natick, Massachusetts 01760

                         Tax I.D. No.:______________